UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 25, 2008

Date of report (Date of earliest event reported):

BEA Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22369	77-0394711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2315 North First Street San Jose, California	95131
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 570-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

BEA Systems, Inc., a Delaware corporation (”BEA”) today announced that it has called a special meeting of its stockholders, to be held at 10:00 a.m. Pacific time on Friday, April 4, 2008 at Techmart, located at 5201 Great America Parkway, Santa Clara, California, to consider and vote on the proposal to adopt the previously disclosed Agreement and Plan of Merger, dated as of January 16, 2008, by and among BEA, Oracle Corporation and Bronco Acquisition Corporation under which BEA would be acquired by Oracle Corporation. Stockholders of record as of the close of business on Thursday, February 28, 2008 will be entitled to vote at the special meeting. The press release announcing the special meeting is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Title

99.1	Press release dated February 25, 2008.

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements about BEA that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These factors include, but are not limited to, the risk that Nasdaq may delist BEA’s common stock for failure to comply with any Nasdaq listing requirement; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted against BEA and others following announcement of the proposal or the merger agreement; the inability to complete the merger due to the failure to obtain stockholder approval; the inability to obtain necessary regulatory approvals required to complete the merger; the risk that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the ability to recognize the benefits of the merger or of any combination of BEA and Oracle; the timing of the initiation, progress or cancellation of significant contracts or arrangements, the mix and timing of services sold in a particular period; and the possibility that BEA may be adversely affected by other economic, business, and/or competitive factors. BEA is under no duty to update any of the forward-looking statements after the date of this document to conform to actual results.

These and other risks are set forth in the “Risk Factors,” “Legal Proceedings” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of and elsewhere in BEA's Form 10-K for the year ended January 31, 2007 that was filed with the Securities and Exchange Commission on November 15, 2007. Many of the factors that will determine the outcome of the subject matter of this release are beyond BEA’s ability to control or predict.

Important Additional Information Regarding the Merger.

In connection with the proposed merger, on February 7, 2008, BEA filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”). Investors and security holders are advised to read the preliminary proxy statement and, when it becomes available, the definitive proxy statement as well as any other relevant documents filed with the SEC when they become available because they will contain important information about the merger and the parties to the merger. Investors and security holders may obtain a free copy of the proxy statements and other documents filed by BEA at the SEC website at http://www.sec.gov. The proxy statements and other documents filed by BEA with the SEC also may be obtained for free at BEA’s Internet website at www.bea.com/investors or by writing to BEA Systems, Inc., 2315 North First Street, San Jose, CA 95131, Attn: Investor Relations Department. In connection with the special meeting of BEA stockholders to approve the adoption of the merger agreement, BEA will mail copies of the definitive proxy statement to BEA stockholders who are entitled to attend and vote at the special meeting.

The information in the preliminary proxy statement is not complete and may be changed. Before making any voting or investment decisions with respect to the proposed acquisition or any of the other matters with respect to which BEA’s stockholders will be asked to vote pursuant to the proxy statement, BEA’s stockholders are urged to read the definitive proxy statement and other documents filed by BEA when they become available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEA SYSTEMS, INC.

Date: February 25, 2008	By:	/s/ Mark P. Dentinger
Mark P. Dentinger Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title

99.1	Press release dated February 25, 2008.